Exhibit 10.5

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

      THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") amends the Employment Agreement (the "Agreement") entered into as of January 31, 2005, by and between Pennichuck Corporation (the "Corporation"), a New Hampshire corporation with principal offices at 25 Manchester St., Merrimack, New Hampshire and William D. Patterson ("Executive"), of Ho-Ho-Kus, New Jersey.

WHEREAS, the Corporation and Executive desire to amend the Agreement in accordance with the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the continued employment of the Executive, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Executive hereby amend the Agreement as follows:

      1.    Job Title: Section 2.1 of the Agreement is hereby amended by deleting the title "Vice President and Chief Financial Officer" and replacing it with "Senior Vice President, Treasurer, and Chief Financial Officer".

2. Term. Section 3.1 of the Agreement is hereby amended by adding the following text to the end of the Section:

"Notwithstanding the foregoing, in the event there is a "Change of Control" (as that term is defined in Section 7.4 below), the Term of this Agreement will automatically be extended to 2 years, beginning on the day on which the Change of Control occurs. Thereafter, this Agreement will be extended only by vote of the Board of Directors as described above."

      3.    Relocation Assistance: Section 5.4 of the Agreement is hereby amended by deleting the amount "thirty thousand dollars ($30,000.00)" and replacing it with "forty-eight thousand dollars ($48,000.00)".

      4.    Termination by the Executive. Section 7.1 of the Agreement is hereby amended by deleting from and including the third sentence to the end of the section, and replacing such deleted text with the following:

"Notwithstanding the foregoing, in the event the Executive, for "Good Reason" (as that term is defined below), terminates his employment within twenty-four (24) months following a "Change of Control" (as that term is defined below), the Corporation shall provide the Executive with severance benefits, payable as a lump sum, equal to the Executive's then current salary and fringe benefits provided hereunder, including any bonus for which he may be entitled, for (A) the remaining term of this Agreement, or (B) the period of twelve (12) months from the date of termination, whichever is greater."

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The first two sentences of Section 7.1 remain unchanged.

5. Good Reason. Section 7.3 of the Agreement is replaced in its entirety with the following provision:

"7.3.    For purposes hereof, "Good Reason" means (i) a substantial reduction by the Corporation of the Executive's Base Salary or Annual Bonus Incentive (as that term is defined in paragraph 4.2) in effect immediately prior to such reduction; (ii) the assignment to the Executive of duties or responsibilities inconsistent with the position and office held by the Executive immediately prior to such assignment; (iii) the substantial reduction in or loss of authority and responsibility, which authority and responsibility the Executive was empowered with immediately prior to such reduction or loss; or (iv) the requirement that the Executive be assigned to or based at, without his consent, any office or location other than one within a 30-mile radius of the Corporation's Merrimack, New Hampshire."

6. Change of Control. Section 7.4(iv) of the Agreement is hereby amended by deleting the following text:

"; provided however, that the sale, whether voluntary or pursuant to the exercise of the power of eminent domain, of one or more of the Corporation's water utility subsidiaries, or the related assets thereof, arising from or related to the ongoing municipalization efforts of the City of Nashua and/or affected New Hampshire municipalities, shall not constitute the occurrence of a Change of Control under this Agreement"

7. Ratification. The Agreement, as amended hereby, is ratified and confirmed in all other respects and shall remain in full force and effect.

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is executed as of the 18th Day of August, 2006 by:

WITNESS		CORPORATION:
Pennichuck Corporation

/s/	By:	/s/ Hannah M. McCarthy

Print Name		Hannah M. McCarthy, President and CEO

WITNESS		EXECUTIVE:

/s/		/s/ William D. Patterson

Print Name		William D. Patterson

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